Exhibit 99.1

Pegasystems Announces Record Revenue for Fourth Quarter and Fiscal Year 2011

Dramatic increase in customer demand fuels record bookings and revenue;

Value of 2011 license signings up more than 75 percent over previous year

CAMBRIDGE, Mass. – February 29, 2012 – Pegasystems Inc. (NASDAQ: PEGA) today announced financial results for the fourth quarter and year ended December 31, 2011. GAAP revenue for 2011 increased 24% to $416.7 million compared to 2010. GAAP net income for 2011 was $10.1 million, or $0.26 per diluted share, compared to GAAP net loss of $5.9 million, or ($0.16) per diluted share, for 2010. Non-GAAP net income for 2011 was $28.4 million, or $0.72 per diluted share, compared to Non-GAAP net income of $22.5 million, or $0.57 per diluted share, for 2010.

SELECTED GAAP & NON-GAAP RESULTS (1)

	Three Months Ended December 31,
($ in ‘000s)	2011 GAAP	2011 Non-GAAP	2010 GAAP	2010 Non-GAAP
Total revenue	$115,294	$115,783	$89,253	$91,880
Operating income (loss)	$3,704	$11,567	$(3,945)	$5,571
Net (loss) income	$(1,855)	$6,459	$(4,693)	$2,644
Basic (loss) earnings per share	$(0.05)	$0.17	$(0.13)	$0.07
Diluted (loss) earnings per share	$(0.05)	$0.16	$(0.13)	$0.07

	Year Ended December 31,
($ in ‘000s)	2011 GAAP	2011 Non-GAAP	2010 GAAP	2010 Non-GAAP
Total revenue	$416,675	$420,652	$336,599	$348,236
Operating income (loss)	$10,494	$38,466	$(2,580)	$37,491
Net income (loss)	$10,108	$28,402	$(5,891)	$22,498
Basic earnings (loss) per share	$0.27	$0.76	$(0.16)	$0.61
Diluted earnings (loss) per share	$0.26	$0.72	$(0.16)	$0.57

(1) See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.

Business Perspective

“We had terrific results in Q4 highlighted by growth across geographies and within key industries, including financial services, insurance, communications, energy, warranty management, travel & hospitality, and healthcare,” said Alan Trefler, Founder and CEO of Pegasystems. “Significant customer wins during the quarter included one of the largest global wireless carriers, one of the largest insurers in Western Europe, and a leading U.S. cable television provider. We also saw increased adoption of our solutions at a leading U.K bank, two of the largest global banks, and a leading online travel services provider. Our work with partners continues to bear fruit with most of these customer successes driven with partners who continue building significant Pega practices.”

“We enter 2012 excited about recent and imminent additions to our product portfolio. We are broadening our product leadership focus in the areas of multi-channel customer service and next-best-action marketing. We are also extending our mobile, social media, and decisioning capabilities across our core platform and industry solutions. We are thrilled that our existing customers are seeing the value from their initial purchases, and are expanding their adoption of Pega technology,” concluded Mr. Trefler.

Craig Dynes, Pegasystems’ CFO, added, “Despite the challenging economy, we set new records for the value of license signings for both the year and Q4. We start 2012 with a great backlog and a strong pipeline. We estimate our 2012 revenue to exceed $500 million, with no material differences between GAAP and Non-GAAP revenue. Similar to last year, we expect 2012 will be back-end loaded, and therefore, revenue for the first half of 2012 is estimated to be about 45% of annual guidance.”

“We believe that our record license signings are related to our investments in sales and R&D. These will be areas of continued investment to drive future growth. Accordingly, net income for 2012 is estimated to be $15 million, or $0.37 per diluted share, on a GAAP basis, or $36.5 million or $0.91 per diluted share on a Non-GAAP basis. Because of the back-ended nature of our revenue, as well as important planned expenditures in the first half of 2012 which include our annual sales kickoff in Q1 and our PegaWORLD user conference in Q2, we estimate the first half of 2012 to be break-even on a GAAP basis or earnings of $0.25 per diluted share on a Non GAAP basis.”

Messrs. Trefler and Dynes will host a conference call and live Webcast associated with this announcement at 6:00 p.m. EST on February 29, 2012. Dial-in information is as follows: (877) 348-9349 (domestic) or (678) 809-1046 (international). To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event’s broadcast and click on the Webcast icon in the Investor Relations section. A replay of the call will also be available on www.pega.com in the Investor Relations section Audio Archives link.

Discussion of Non-GAAP Measures

To supplement financial results presented on a GAAP basis, the Company provides Non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and Non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and Non-GAAP basis, and the Non-GAAP annual financial plan is approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses Non-GAAP measures and results in the evaluation process to establish management’s compensation.

The Non-GAAP measures exclude certain business combination accounting entries and expenses related to our acquisition of Chordiant, as well as other significant expenses including stock-based compensation. The Company believes that these Non-GAAP measures are helpful in understanding our past financial performance and our anticipated future results. These Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to Non-GAAP measures is included in the financial schedules at the end of the release.

Forward-Looking Statements

Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including those relating to our revenue, net income, and earnings per share. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “should”, “target,” “forecast,” “could,” “preliminary,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, our ability to develop new products and evolve existing ones, the ongoing consolidation in the financial services and healthcare markets, our ability to attract and retain key personnel, reliance on key third party relationships, the potential loss of vendor specific objective evidence for our professional services, and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company’s views as of February 29, 2012. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to February 29, 2012.

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About Pegasystems

Pegasystems, the leader in business process management and software for customer centricity, helps organizations enhance customer loyalty, generate new business, and improve productivity. Our patented Build for Change® technology speeds the delivery of critical business solutions by directly capturing business objectives and eliminating manual programming. Pegasystems flexible on-premise and cloud-based solutions enable clients to quickly adapt to changing business conditions in order to outperform the competition. For more information, please visit us at www.pega.com.

For Information, contact:

Craig Dynes, Chief Financial Officer

617-866-6020

CDynes@pega.com

All trademarks are the property of their respective owners.

The information contained in this press release is not a commitment, promise, or legal obligation to deliver any material, code or functionality. The development, release and timing of any features or functionality described remains at the sole discretion of Pegasystems. Pegasystems specifically disclaims any liability with respect to this information.

Pegasystems Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenue:
Software license	$45,354	$27,407	$138,807	$119,839
Maintenance	31,397	24,986	117,110	83,878
Professional services	38,543	36,860	160,758	132,882

Total revenue	115,294	89,253	416,675	336,599

Cost of revenue:
Cost of software license	1,751	1,592	6,693	4,303
Cost of maintenance	3,463	3,202	13,077	11,041
Cost of professional services	37,360	31,254	145,028	113,390

Total cost of revenue (1)	42,574	36,048	164,798	128,734

Gross profit	72,720	53,205	251,877	207,865

Operating expenses:
Selling and marketing	43,750	33,242	147,457	116,230
Research and development	18,261	14,633	65,308	55,193
General and administrative	7,005	6,788	28,198	25,034
Acquisition-related costs	-	910	482	5,924
Restructuring costs	-	1,577	(62)	8,064

Total operating expenses (1)	69,016	57,150	241,383	210,445

Income (loss) from operations	3,704	(3,945)	10,494	(2,580)
Foreign currency transaction loss	(1,075)	(1,466)	(935)	(5,569)
Interest income, net	119	222	398	1,138
Other income, net	491	-	856	814

Income (loss) before provision (benefit) for income taxes	3,239	(5,189)	10,813	(6,197)
Provision (benefit) for income taxes	5,094	(496)	705	(306)

Net (loss) income	$(1,855)	$(4,693)	$10,108	$(5,891)

Net (loss) earnings per share:
Basic	$(0.05)	$(0.13)	$0.27	$(0.16)

Diluted	$(0.05)	$(0.13)	$0.26	$(0.16)

Weighted-average number of common shares outstanding:
Basic	37,681	37,078	37,496	37,031
Diluted	37,681	37,078	39,404	37,031

Dividends per share	$0.03	$0.03	$0.12	$0.12

(1) Includes stock-based compensation as follows:
Cost of revenue	$728	$497	$2,737	$1,825
Operating expenses	$1,578	$1,035	$6,291	$4,920

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

	Three Months Ended December 31,

	2011	2010

TOTAL REVENUE - GAAP	$115,294	$89,253

Adjustments	489	2,627

TOTAL REVENUE - Non-GAAP	$115,783	$91,880

TOTAL COST OF REVENUE - GAAP	$42,574	$36,048
Amortization of intangible assets (2)	(1,571)	(1,571)
Stock-based compensation	(728)	(497)
Depreciation & rent (3)	(653)	-

Total adjustments	(2,952)	(2,068)

TOTAL COST OF REVENUE - Non-GAAP	$39,622	$33,980

TOTAL OPERATING EXPENSES - GAAP	$69,016	$57,150
Amortization of intangible assets (2)	(1,237)	(1,299)
Stock-based compensation	(1,578)	(1,035)
Acquisition-related costs	-	(910)
Restructuring costs	-	(1,577)
Depreciation & rent (3)	(1,607)	-

Total adjustments	(4,422)	(4,821)

TOTAL OPERATING EXPENSES - Non-GAAP	$64,594	$52,329

INCOME (LOSS) FROM OPERATIONS - GAAP	$3,704	$(3,945)
Revenue adjustments	489	2,627
Cost of revenue adjustments	2,952	2,068
Operating expense adjustments	4,422	4,821

Total adjustments	7,863	9,516

INCOME FROM OPERATIONS - Non-GAAP	$11,567	$5,571

OPERATING MARGIN % - GAAP	3.21%	-4.42%
OPERATING MARGIN % - Non-GAAP	9.99%	6.06%

INCOME TAX EFFECTS - GAAP	$5,094	$(496)

Adjustments (4)	(451)	2,179

INCOME TAX EFFECTS - Non-GAAP	$4,643	$1,683

NET LOSS - GAAP	$(1,855)	$(4,693)

Adjustments	8,314	7,337

NET INCOME - Non-GAAP	$6,459	$2,644

NET (LOSS) EARNINGS PER SHARE:
BASIC & DILUTED - GAAP	$(0.05)	$(0.13)

BASIC - Non-GAAP	$0.17	$0.07
DILUTED - Non-GAAP	$0.16	$0.07

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC - GAAP	37,681	37,078
BASIC - Non-GAAP	37,681	37,078

DILUTED - GAAP	37,681	37,078
DILUTED - Non-GAAP (5)	39,226	39,274

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

	Year Ended December 31,

	2011	2010

TOTAL REVENUE - GAAP	$416,675	$336,599

Adjustments	3,977	11,637

TOTAL REVENUE - Non-GAAP	$420,652	$348,236

TOTAL COST OF REVENUE - GAAP	$164,798	$128,734
Amortization of intangible assets (2)	(6,284)	(4,231)
Stock-based compensation	(2,737)	(1,825)
Depreciation & rent (3)	(934)	-

Total adjustments	(9,955)	(6,056)

TOTAL COST OF REVENUE - Non-GAAP	$154,843	$122,678

TOTAL OPERATING EXPENSES - GAAP	$241,383	$210,445
Amortization of intangible assets (2)	(5,031)	(3,470)
Stock-based compensation	(6,291)	(4,920)
Acquisition-related costs	(482)	(5,924)
Restructuring costs	62	(8,064)
Depreciation & rent (3)	(2,298)	-

Total adjustments	(14,040)	(22,378)

TOTAL OPERATING EXPENSES - Non-GAAP	$227,343	$188,067

INCOME (LOSS) FROM OPERATIONS - GAAP	$10,494	$(2,580)
Revenue adjustments	3,977	11,637
Cost of revenue adjustments	9,955	6,056
Operating expense adjustments	14,040	22,378

Total adjustments	27,972	40,071

INCOME FROM OPERATIONS - Non-GAAP	$38,466	$37,491

OPERATING MARGIN % - GAAP	2.52%	-0.77%
OPERATING MARGIN % - Non-GAAP	9.14%	10.77%

INCOME TAX EFFECTS - GAAP	$705	$(306)

Adjustments (4)	9,678	11,682

INCOME TAX EFFECTS - Non-GAAP	$10,383	$11,376

NET INCOME (LOSS) - GAAP	$10,108	$(5,891)

Adjustments	18,294	28,389

NET INCOME - Non-GAAP	$28,402	$22,498

NET EARNINGS (LOSS) PER SHARE:
BASIC - GAAP	$0.27	$(0.16)
BASIC - Non-GAAP	$0.76	$0.61

DILUTED - GAAP	$0.26	$(0.16)
DILUTED - Non-GAAP	$0.72	$0.57

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC - GAAP	37,496	37,031
BASIC - Non-GAAP	37,496	37,031

DILUTED - GAAP	39,404	37,031
DILUTED - Non-GAAP (5)	39,404	39,409

PEGASYSTEMS INC.

FOOTNOTES FOR RECONCILIATON OF

SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)	This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Measures included earlier in this release and below. Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Revenue: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed from Chordiant. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by Chordiant as an independent company. We add back the effect of the deferred revenue fair value adjustment in Non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison with the revenue of peer companies.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets acquired from Chordiant from our Non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our Non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Acquisition-related costs and restructuring costs: We have excluded the effect of acquisition-related costs and restructuring costs from our Non-GAAP operating expenses and net earnings measures. We incurred direct and incremental costs associated with the Chordiant acquisition. These acquisition-related costs were primarily due diligence costs, advisory and legal transaction fees, and valuation and tax consulting fees. We have also incurred restructuring costs related to the integration of the acquisition, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Restructuring costs consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

(2)	Estimated future annual amortization expense related to intangible assets as of December 31, 2011 is as follows:

Fiscal 2012	$11,137
Fiscal 2013	11,095
Fiscal 2014	9,489
Fiscal 2015	8,688
Fiscal 2016	8,688
Fiscal 2017 and thereafter	20,272

Total intangible assets subject to amortization	$69,369

(3)	As a result of our entering into a lease arrangement in June 2011 for our new office headquarters in Cambridge, Massachusetts, we expect to cease the use of our current offices in Cambridge, Massachusetts in the second half of 2012 and abandon certain leasehold improvements and furniture and fixtures. Accordingly, in June 2011 we revised the remaining useful lives of these fixed assets and recorded incremental depreciation expense of $0.4 million during the fourth quarter of 2011 and $0.9 million during the year ended December 31, 2011. In addition, we recorded rent expense of $1.5 million and $2 million associated with our new office headquarters during the fourth quarter and year ended December 31, 2011, respectively. We believe the incremental depreciation and duplicate rent expense for existing and new office headquarters as a result of our moving our headquarters is not representative of our ongoing business.

(4)	The differences between our GAAP and Non-GAAP effective tax rates in the fourth quarter and year ended December 31, 2011 were primarily due to the impact of higher Non-GAAP income before taxes. The differences between our GAAP and Non-GAAP tax rates in the fourth quarter and year ended December 31, 2010 were primarily due to the impact of allowable acquisition-related deductions for income tax purposes.

(5)	The diluted weighted-average common shares used for the calculation of Non-GAAP diluted earnings per share include the dilutive effect of outstanding options, restricted stock units, and warrants, and the average market price of our common stock during the applicable periods using the treasury stock method.

Pegasystems Inc.

Condensed Consolidated Balance Sheets

	As of December 31, 2011	As of December 31, 2010
	(in thousands)
Current Assets:
Cash and cash equivalents	$60,353	$71,127
Marketable securities	51,079	16,124

Total cash, cash equivalents, and marketable securities	111,432	87,251
Trade accounts receivable, net	98,293	79,896
Deferred income taxes	9,826	4,770
Income taxes receivable	7,545	9,266
Other current assets	4,865	7,473

Total current assets	231,961	188,656
Property and equipment, net	14,458	11,010
Long-term deferred income taxes	43,286	33,769
Other assets	2,186	2,905
Intangible assets, net	69,369	80,684
Goodwill	20,451	20,451

Total assets	$381,711	$337,475

Current liabilities:
Accounts payable	$10,899	$6,286
Accrued expenses	18,336	24,736
Accrued compensation and related expenses	39,170	27,125
Deferred revenue	73,840	56,903

Total current liabilities	142,245	115,050
Income taxes payable	9,547	5,783
Long-term deferred revenue	15,367	17,751
Other long-term liabilities	5,796	3,221

Total liabilities	172,955	141,805
Stockholders’ equity:	208,756	195,670

Total liabilities and stockholders' equity	$381,711	$337,475

Pegasystems Inc.

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
	2011	2010
	(in thousands)
Operating activities:
Net income (loss)	$10,108	$(5,891)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Excess tax benefit from equity awards and deferred income taxes	(21,927)	(5,293)
Depreciation, amortization, and other non-cash items	17,980	11,737
Foreign currency transaction loss	977	4,753
Stock-based compensation expense	9,028	6,745
Change in operating assets and liabilities, and other, net	23,649	6,363

Cash provided by operating activities	39,815	18,414

Cash (used in) provided by investing activities	(45,388)	6,841

Cash used in financing activities	(6,312)	(13,251)

Effect of exchange rate changes on cash and cash equivalents	1,111	(4,734)

Net (decrease) increase in cash and cash equivalents	(10,774)	7,270
Cash and cash equivalents, beginning of period	71,127	63,857

Cash and cash equivalents, end of period	$60,353	$71,127

FY 2012 Reconciliation of Forward-Looking Guidance

	Fiscal Year 2012		YTD Q2 2012
	($ in 000’s, except per share amounts)

Net Income and Diluted EPS - GAAP basis	$15,000	$0.37	$-	$-

Adjustment to exclude stock-based compensation, net of tax	7,900	0.20	4,000	0.10
Adjustment to exclude amortization of intangible assets, net of tax	7,500	0.19	3,700	0.09
Adjustment to exclude restructuring costs, net of tax	3,600	0.09	-	-
Adjustment to exclude depreciation and rent expense, net of tax	2,500	0.06	2,500	0.06

Net Income and Diluted EPS - Non-GAAP basis	$36,500	$0.91	$10,200	$0.25